UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 6, 2020

BSQUARE CORPORATION

(Exact name of Registrant as specified in its charter)

Washington	000-27687	91-1650880
(State or Other Jurisdiction	(Commission	(IRS Employer Identification No.)
of Incorporation)	File Number)

1415 Western Avenue, Suite 700
Seattle WA 98101
425-519-5900

(Address and Telephone Number of Registrant’s Principal Executive Offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Trading
Title of each class	Symbol(s)	Name of each exchange on which registered
Common stock, no par value	BSQR	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR § 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR § 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 6, 2020, the Board of Directors (the “Board”) of BSQUARE Corporation (the “Company”) amended and restated the Company’s bylaws (the “Bylaws”). The Bylaws were last amended in August 1999. The amendments comprehensively update and modernize the Bylaws, including to reflect updates in the Washington Business Corporation Act and technological advances. Notable changes in the Bylaws are to describe the size of the Board without a numerical limit; to remove the terms of directors in light of the provisions in the current Articles of Incorporation (the “Articles”); to provide that only the Board, its Chair, the Chief Executive Officer or the President may call special meetings of shareholders; to revise procedures relating to shareholder nominations and business proposals at shareholder meetings; to eliminate the ability of shareholders to take action by written consent (which requires unanimity under Washington law); to enumerate common officer positions and clarify the roles of the President, the Chief Executive Officer and the Chairperson of the Board; to permit shareholders to amend the Bylaws; and to make other administrative, procedural, clarifying and conforming modifications (including to conform to the Articles).

The foregoing summary of the amended and restated Bylaws does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the amended and restated Bylaws, a copy of which is attached as Exhibit 3.1 and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

No.	Description

3.1	Amended and Restated Bylaws of BSQUARE Corporation dated August 6, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BSQUARE CORPORATION

Date: August 10, 2020	By:	/s/ Christopher Wheaton
Chief Financial Officer, Secretary and
Treasurer